Exhibit 24b.



                              POWER OF ATTORNEY



         The person signing below hereby designates Gary Herder and Eric V. Brown, Jr., or either of them, as his Attorney-in Fact with power to execute on behalf of such person, in his capacity or capacities, as indicated below, the Form 10-KSB, Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934, for Prab, Inc. for the year ended October 31, 1999, and all amendments to such Form 10-KSB.


         Dated:  January 19, 2000          /s/John Garside
                                           ---------------
                                           John Garside
                                           Director